Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2012, relating to the consolidated financial statements and financial statement schedule of IRIDEX Corporation, which appears in IRIDEX Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ Burr Pilger Mayer, Inc.

San Jose, California

August 23, 2012